UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under § 240.14a-12

BAY BANKS OF VIRGINIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2014

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. on May 19, 2014, at 5:00 p.m., at the Main Office of Bank of Lancaster, 100 South Main Street, Kilmarnock, Virginia.

The primary business of the meeting will be to elect two Company directors and to approve, on a non-binding advisory basis, the Company’s named executive officer compensation as described in the accompanying proxy statement. During the meeting, we also will report to you on the condition and performance of the Company and its subsidiaries, the Bank of Lancaster and Bay Trust Company. You will have an opportunity to question management on matters that affect the interests of all stockholders.

We hope you can join us for the Annual Meeting on May 19th. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope.

YOUR VOTE IS IMPORTANT

Thank you for your interest in the Company’s affairs. As always, we are most grateful for your continued support of Bay Banks of Virginia.

Sincerely,

Robert F. Hurliman	Randal R. Greene
Chairman of the Board	President and Chief Executive Officer

If you hold your shares through a broker, it is necessary for you to actually vote the proxy you receive from the broker in order for your vote to be counted.

Your Vote is Important.

BAY BANKS OF VIRGINIA, INC.

100 South Main Street

Kilmarnock, Virginia 22482

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 19, 2014

To Our Stockholders:

The Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. (the “Company”) will be held at the Main Office of Bank of Lancaster, 100 South Main Street, Kilmarnock, Virginia, on May 19, 2014 at 5:00 p.m. for the following purposes:

1.	To elect two (2) Class I directors to serve three-year terms;

2.	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation as described in the Company’s 2014 proxy statement; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.

Only stockholders of record at the close of business on March 18, 2014 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors

Pamela A. Varnier
Corporate Secretary

April 11, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials may be found at http:// www.baybanks.com.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

BAY BANKS OF VIRGINIA, INC.

100 S. Main Street

Kilmarnock, Virginia 22482

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 19, 2014

GENERAL

The enclosed proxy is solicited by the Board of Directors of Bay Banks of Virginia, Inc., the holding company for the Bank of Lancaster and Bay Trust Company, for the Company’s Annual Meeting of Stockholders to be held on May 19, 2014 (the “Annual Meeting”), at the time and place and for the purposes set forth in the accompanying Notice of the Annual Meeting or any adjournment thereof. The date of this Proxy Statement is April 11, 2014 and the approximate mailing date of this Proxy Statement and accompanying proxy is April 14, 2014.

In this Proxy Statement, we refer to Bay Banks of Virginia, Inc. as the “Company,” Bank of Lancaster as the “Bank” and Bank of Lancaster and Bay Trust Company together as the “Subsidiaries.”

Business Items of the Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

•	to elect two (2) Class I directors to serve three-year terms; and

•	to approve, on a non-binding advisory basis, the Company’s named executive officer compensation as described in this Proxy Statement.

Stockholders will also be asked to vote on any other matters which may properly come before the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends that you vote “FOR” the election of the Class I director nominees named in this Proxy Statement and “FOR” the approval of the Company’s executive compensation as described in this Proxy Statement.

Record Date and Voting Rights of Stockholders

Only stockholders of record of the Company’s common stock at the close of business on March 18, 2014 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of the Company’s common stock outstanding and entitled to vote as of the close of business on March 18, 2014 was 4,817,856. The Company has no other class of stock outstanding. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

Quorum

A 60% majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business. Shares for which you have elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter. Shares held by a brokerage firm, bank, broker-dealer or similar organization that are voted on any matter are included in the quorum; if such shares are not voted on any matter they will not be included in determining whether a quorum is present.

Vote Required

The vote required for approval varies based on the proposal. Since directors are elected by a plurality, the two persons receiving the greatest number of affirmative votes at the Annual Meeting will be elected as Class I directors of the Company. The advisory matter on the Company’s executive compensation will be approved if a majority of the shares represented at the Annual Meeting vote for approval.

Voting Shares Held in Accounts with Brokerage Firms and Similar Organizations

If your shares are held in an account with a brokerage firm, bank, broker-dealer or similar organization, then your shares are held in “street name.” The firm that holds your shares, or its nominee, is considered the registered stockholder for purposes of voting at the Annual Meeting, and you are considered the beneficial owner. As a beneficial owner, you have the right to direct the firm how to vote the shares held for you, and you must follow the instructions of that firm in order to vote your shares or to change a previously submitted voting instruction. If the firm does not receive instructions from you on how to vote your shares on a non-routine matter, that firm does not have the authority to vote on that matter with respect to your shares. Since you are not the registered owner, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the firm that holds your shares giving you the right to vote shares registered in its name at the Annual Meeting. Please note that this legal proxy is different from the proxy card or voting instructions you generally receive in the mail. If you wish to vote your shares in person, please contact the firm holding your shares for a legal proxy.

Voting on Routine and Non-Routine Matters

If you own shares that are held in street name, and you do not provide the firm that holds the shares with specific voting instructions, then, under applicable rules, the firm that holds the shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the firm that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that firm will inform the inspector of election that it does not have the authority to vote on the matter with respect to the shares. This is generally referred to as a “broker non-vote.”

All of the proposals presented in this Proxy Statement are matters that are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with such proposals.

Revocation and Voting of Proxies

Execution of a proxy will not affect a registered stockholder’s right to attend the Annual Meeting and vote in person. Any registered shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and voting in person. A registered shareholder may also revoke his or her proxy at any time before it is exercised by filing a written notice with the Corporate Secretary of the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

How Shares will be Voted

Shares represented by proxies will be voted at the Annual Meeting as follows:

•	Properly Completed Proxies – Shares represented by a properly completed proxy that contains voting instructions will be voted in accordance with the voting instructions specified in the proxy.

•	Proxies Without Voting Instructions – Shares represented by proxies that are properly signed and dated but which do not contain voting instructions will be voted in accordance with the Board’s recommendations set forth above.

•	Abstentions – We will count a properly executed proxy marked “Abstain” for purposes of determining whether there is a quorum present at the Annual Meeting, but the shares represented by that proxy will not be voted at the Annual Meeting.

•	Broker Non-votes – Your broker may not vote your shares for you unless you provide instructions to your broker on how to vote them. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not do this, your broker may not vote your shares at all (a broker non-vote).

A properly returned proxy indicating “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Broker non-votes will not be counted as votes cast on the election of directors proposal and will have no effect on the election of directors.

Costs of Solicitation

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person, by telephone or email, or special letter by officers and regular employees of the Company, acting without compensation other than regular compensation.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes (I, II and III), and the term of office for the Class I directors will expire at the Annual Meeting. The current Class I directors are Richard A. Farmar, III and Randal R. Greene. If elected, Messrs. Farmar and Greene will serve until the Annual Meeting of Stockholders to be held in 2017.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If, for any reason, the persons named as nominees should become unavailable to serve, an event that management does not anticipate, proxies will be voted for such other person as the Board of Directors may designate.

The following table provides certain biographical information with respect to each director and director nominee for election at the Annual Meeting. Information on the specific experience and qualifications that led the Board to conclude that each director or director nominee should serve as a director of the Company follows under “Board of Directors Information – Qualifications and Experiences of Directors” beginning on page 5.

The Board of Directors recommends the Class I nominees, as set forth below, for election. The Board of Directors recommends that stockholders vote FOR the nominees.

Name (Age)	Company Director Since	Principal Occupation During Past Five Years

Class I (Nominees to serve until the 2017 Meeting):

Richard A. Farmar, III (56)	2004	President of B.H. Baird Insurance Agency, Warsaw, Virginia.

Randal R. Greene (54)	2011	President and Chief Executive Officer of the Company and the Bank since October 2011; Regional President of State of Franklin Bank, a division of Jefferson Federal Bank in Johnson City, Tennessee, from October 2008 to September 2011; and President of State of Franklin Bancshares, Inc. and President and Chief Executive Officer of State of Franklin Bank, from 1996 until acquired by Jefferson Bancshares, Inc. in October 2008.

Class II (Directors serving until the 2015 Meeting):

Kenneth O. Bransford, Jr. (69)	2011	Vice Chairman of the Bank of Lancaster Board; Retired President and Chief Executive Officer of the Bank, serving from May 2011 until September 2011; Vice President of the Company from August 2010 to October 2011; and Executive Vice President of the Bank from 2002 until April 2011.

Julien G. Patterson (62)	2009	Founder and past Chairman of OMNIPLEX World Services Corporation, Chantilly, Virginia; past Chairman of the Virginia State Chamber of Commerce, Richmond, Virginia.

Name (Age)	Company Director Since	Principal Occupation During Past Five Years

Class III (Directors serving until the 2016 Meeting):

C. Dwight Clarke (51)	2013	Partner, Dehnert, Clarke & Co., P.C., Irvington, Virginia.

Elizabeth H. Crowther, Ed. D. (57)	2012	President of Rappahannock Community College, Warsaw, Virginia, since 2004.

Robert F. Hurliman (69)	2007	Chairman of the Board; Retired Director of Vehicle Logistics of DaimlerChrysler Corporation, Auburn Hills, Michigan, since 2000.

Board of Directors Information

Board Independence. The Company’s Board of Directors has determined that, except for Messrs. Bransford and Greene, each director is independent within the NASDAQ definition of “independent director.”

Board Meetings. Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties, including attendance at Board and Committee meetings. During 2013, there were 11 meetings of the Board of Directors. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and its Committees. Directors are encouraged to attend stockholders meetings, and all directors attended the 2013 Annual Meeting of Stockholders.

There are no family relationships among any of the directors or among any directors and any executive officers. None of the directors serves as a director of any other publicly held company.

Leadership Structure. The positions of Chairman of the Board and Chief Executive Officer are held by separate persons. The Chief Executive Officer serves on the Board of Directors; however, his main focus is to provide leadership to the Company in accomplishing the directives established by the Board. In that role, he is responsible for the general administration, oversight, care and management of the business of the Company and the Subsidiaries, as well as full authority over all officers, managers and employees. The Chairman of the Board is considered the lead independent director, and his role, along with the Board, is to provide independent oversight of the Chief Executive Officer, to direct the business and affairs of the Company for the benefit of its stockholders, and to balance the interests of the Company’s diverse constituencies including stockholders, customers, employees and communities.

Qualifications and Experiences of Directors.

Kenneth O. Bransford, Jr. brings a lifetime career in banking to the Board. He is Bank of Lancaster’s retired President and Chief Executive Officer. He retired in December 2011 after a 40-year tenure with the Company and the Bank. He is a director of the Company, the Vice Chairman of the Board of the Bank, and a director of Bay Trust Company. With his knowledge of the financial industry and the communities we serve, Mr. Bransford brings a wealth of expertise to his directorship. Over his 40-year career, he held the position of Senior Lending Officer of the Bank, with overall responsibility for the

Bank’s loan operations; and as Retail Delivery Administrator, he had overall responsibility for the Bank’s branches throughout the Northern Neck. Mr. Bransford attended the University of Richmond and during his career with Bank of Lancaster, he graduated from the Virginia School of Bank Management at the University of Virginia and the Graduate School of Banking of the South at Louisiana State University. He has always taken an active role in his community, having served as President of both the Kilmarnock and Lancaster County Chambers of Commerce. He is a director and past President of the Kilmarnock-Irvington-White Stone Rotary Club, and chairs the club’s annual Bay Seafood Festival. He is a past board member of the Lancaster County Community Library, served on the Northern Neck Boy Scout District Committee, served on the Northern Neck Home Builders Association, and has been involved for many years with the American Cancer Society’s Relay for Life and Mid-Atlantic Regional Golf Board. He is a member, past director and past officer of Indian Creek Yacht & Country Club. Mr. Bransford is an active member and usher at St. Francis deSales Catholic Church in Kilmarnock. Mr. Bransford’s lifetime career in banking, his leadership of the Company and the Bank for over 40 years, and his commitment to his community provides excellent counsel to our Company.

C. Dwight Clarke is a Partner and Certified Public Accountant of Dehnert, Clarke & Co., P.C., an accounting firm located in Irvington, Virginia. Mr. Clarke has been associated with the firm since 1985 and a partner since June 1990. He works with clients throughout Lancaster, Northumberland, Middlesex and Mathews Counties. Mr. Clarke graduated from Virginia Polytechnic Institute (Virginia Tech) in 1985 with a B.S. degree in Accounting. He is a member of the American Institute of CPAs and the Virginia Society of CPAs. Active in his community, Mr. Clarke is a member, past President and Treasurer of the Kilmarnock-Irvington-White Stone Rotary Club; board member and Treasurer of the Tidewater Foundation; a past board member and Treasurer for both the Lancaster County Chamber of Commerce and the Lancaster County Community Library. He is a past member of Bank of Lancaster’s Lancaster/Middlesex Community Board. Mr. Clarke is a member of Grace Episcopal Church in Kilmarnock.

Elizabeth H. Crowther, Ed. D. is President of Rappahannock Community College (“RCC”), headquartered in Warsaw, Virginia. RCC is the only institution of higher education located in the 12 counties of the Northern Neck and Middle Peninsula. Under her leadership, RCC has added three locations, including the Kilmarnock Center, and the college serves approximately 5,000 students in credit programs and 2,000 in workforce training. She is responsible for establishing guaranteed admission agreements with leading four-year colleges and universities across Virginia, which allow RCC graduates to transfer seamlessly into such institutions. Dr. Crowther earned her B.A. and M.A. degrees from Virginia Polytechnic Institute (Virginia Tech) and her Doctor of Education from the College of William & Mary. Active in her community, Dr. Crowther serves on numerous civic and charitable boards, including the boards for Lilian Lumber Company, Northern Neck Insurance, Rappahannock Community College Educational Foundation, Rappahannock General Hospital, River Counties Community Foundation, and Visions of Lancaster and Northumberland Counties. Dr. Crowther is a current member of the Middlesex Rotary Club and past President of the Strasburg Club, as well as a Paul Harris Fellow.

Richard A. Farmar, III is President of B. H. Baird Insurance Agency, headquartered in Warsaw, Virginia. A graduate of Hampden-Sydney College, he joined B. H. Baird in 1979. In 1983, he received the AAI (Accredited Advisor in Insurance) designation and in 1994, the CPCU (Chartered Property Casualty Underwriter) designation. Mr. Farmar became President of B. H. Baird Insurance Agency in January 1999. He has served as President of the Independent Insurance Agents of Virginia and as a director of the Keystone Insurers Group and Virginia Financial Services Corporation. Active in his community, Mr. Farmar has served as President of the Warsaw Jaycees, President of the George Washington National Memorial Association, President of the Rappahannock Chapter of Ducks Unlimited and has coached Little League Baseball. He is a past President and current member of the Warsaw Rotary Club, a director of The Tidewater Foundation and a director of The Haven. Mr. Farmar is also the Chairman of the Board of Bank of Lancaster and Chairman of its Executive and Loan Committees. His connections to Richmond County, Virginia provide valuable knowledge of that market area.

Randal R. Greene is the President and Chief Executive Officer of Bay Banks of Virginia, Inc. and Bank of Lancaster. He is also a director of the Company, the Bank and Vice Chairman of Bay Trust Company. He received his Bachelor of Business Administration degree from East Tennessee University. He began his banking career in 1984 and brings 30 years of community banking and management experience to the Bay Banks family. Mr. Greene most recently was Regional President of State of Franklin Bank, a division of Jefferson Federal Bank in Johnson City, Tennessee. From 1996 to 2008, he was President and Chief Executive Officer, director and founder of State of Franklin Savings Bank and Chairman of its Executive Committee. Mr. Greene was the President of State of Franklin Real Estate from 1997 to 2008, growing the company to 100 agents and to number two in market share. In addition, he served as President of State of Franklin Leasing Company. Mr. Greene has had a lifetime involvement in Boy Scouts of America. He is currently a member of the Executive Board of the Capital Heart of Virginia Boy Scouts Council. He is a former President of the Sequoyah Council, which serves 17 counties in East Tennessee and Southwest Virginia, and former Chairman of the Silver Eagle Dinner for Boy Scouts of America. He has also served as the Leadership Chairman of United Way of East Tennessee, as a board member of the Children’s Advocacy Center, Chairman and board member of Comprehensive Community Services, Foundation Board member of East Tennessee State University, and board member of the Johnson City/Washington County Chamber of Commerce. He is a past Chairman of the Johnson City Medical Center Foundation, past board member of the City of Johnson City Community Development Board and the organizer of the Eastern Eight, a successful non-profit housing corporation. Currently, Mr. Greene serves on the Board of the Rappahannock General Hospital Foundation, the Board of Directors of the Virginia Association of Community Bankers, the Virginia Bankers Association Management Services, Inc. Board and the Board of Bankers Title of Shenandoah, LLC. He also has been a participant of LEAD Northern Neck, a component of LEAD VIRGINIA, designed to build a network of informed, engaged and connected leadership for the Commonwealth of Virginia.

Robert F. Hurliman is Chairman of the Board of the Company, where he has been a director since 2007. Mr. Hurliman has also been a director of Bay Trust Company since 2006. He brings to the Board extensive executive skills from his career of 31 years at DaimlerChrysler, AG in Michigan, from which he retired in 2000, after serving that company in manufacturing, engineering, purchasing and supply chain management. His last position was that of Director of Logistics, in which he was responsible for delivery of over 3 million domestically produced and imported vehicles in North America. Mr. Hurliman received his undergraduate degree from Pennsylvania State University and his graduate degree from Wayne State University. He is active in our community, serving as Treasurer of Grace Episcopal Church, Kilmarnock and as past President and Nominating Committee member of the Lancaster County Community Library Board of Directors.

Julien G. Patterson brings to the Board valuable entrepreneurial business and board skills as past Chairman of OMNIPLEX World Services Corporation, a company he founded 26 years ago. The company employs approximately 3,500 men and women worldwide. Mr. Patterson’s security career began with the Central Intelligence Agency (the “CIA”), during which time he designed a wide variety of comprehensive and specialized security training programs, and led those mobile training teams. In 1987, Mr. Patterson left the CIA to begin his career as an entrepreneur. In 1997, Mr. Patterson was named the Greater Washington Entrepreneur of the Year from a field of over 890 nominees. The Entrepreneur of the Year award, sponsored by Ernst & Young LLP, the NASDAQ Stock Market and other nationally known companies, was established to recognize “an elite group of entrepreneurs whose vision, innovation and hard work have established and sustained successful growing businesses.” Mr. Patterson received his undergraduate and honorary doctorate degrees from Norfolk State University, and previously served on its Board of Visitors. He is the past Chairman of the Virginia Economic Development Partnership (for

former Governors McDonnell and Kaine), a past Chairman of the Virginia Chamber of Commerce, a past Chairman of the Virginia Community College Foundation, a past Chairman of Virginia FREE, director of the Boys & Girls Club of the Northern Neck, the Northern Neck Insurance Company, and a past director of the Steamboat Era Museum and past trustee of the Virginia Foundation for Independent Colleges.

Board Involvement in Risk Oversight. The Board oversees risk management to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with Company strategy and functioning appropriately. The Board performs its risk oversight in several ways. The Board establishes standards for risk management by approving policies that address and mitigate material risks. These include policies addressing risks such as credit risk, interest rate risk, operational risk, liquidity risk, capital risk and fiduciary risk. The Audit Committee oversees financial, accounting and internal control risk management. The Board also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

Board Committees

The Board of Directors of the Company has, among others, a standing Audit Committee and Compensation Committee.

Audit Committee. The Audit Committee currently consists of C. Dwight Clarke, Richard A. Farmar, III and Robert F. Hurliman. All members of the Audit Committee meet the requirements for independence as set forth in the NASDAQ definition of “independent director” and meet the definition of an independent director as set forth in Rule 10A-3 of the Securities Exchange Act of 1934. The Board has determined that Mr. Clarke qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission regulations. All Audit Committee members bring a diversity of financial knowledge and expertise and have extensive business backgrounds that the Board has determined are sufficient for the proper exercise of their duties on the Committee.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. Accordingly, the independent registered public accounting firm reports directly to the Audit Committee of the Company. It is the responsibility of the Audit Committee to select the Company’s independent registered public accounting firm, to approve the scope of the independent registered public accounting firm’s audits and to review the reports of examination by the regulatory agencies, the independent registered public accounting firm and the internal auditor. The Committee regularly reports to the Board of Directors of the Company. The charter of the Audit Committee was included in the Company’s proxy statement relating to its 2012 annual stockholders’ meeting, and is available upon request. To obtain a copy of the charter, please submit a written request to the Company’s Corporate Secretary at the address given in the “Stockholder Proposals” section in this Proxy Statement. The Audit Committee met eight times during 2013.

Compensation Committee. The Compensation Committee currently consists of C. Dwight Clarke, Elizabeth H. Crowther, Richard A. Farmar, III, Robert F. Hurliman and Julien G. Patterson. All members of the Compensation Committee meet the requirements for independence as set forth in the NASDAQ definition of “independent director.” As part of its responsibilities, the Committee acts on behalf of the Board in setting executive compensation policy and administering compensation plans; makes decisions or develops recommendations for the Board with respect to the compensation of the Company’s executive officers; recommends to the Board the amount of contributions to the retirement plans of the Company; and selects independent compensation consultants if needed. In the opinion of the Compensation Committee and the Board of Directors, the Company’s compensation programs, practices and policies do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company. The charter of the Compensation Committee is available upon request. To obtain a copy of the charter, please submit a written request to the Company’s Corporate Secretary at the address given in the “Stockholder Proposals” section in this Proxy Statement. The Compensation Committee met four times during 2013.

In 2013, the Compensation Committee engaged The Titan Group LLC (the “Titan Group”), a compensation consulting firm, as advisor to the Committee. Prior to its engagement, the Titan Group had not provided any services to the Company or the Subsidiaries, and does not provide any other services to the Company or the Subsidiaries.

Nominating Committee. The Company’s Board of Directors does not have a standing nominating committee. The Board of Directors does not believe that it is necessary to have a nominating committee because it has determined that the functions of a nominating committee can be adequately performed by its independent members and that stockholders are best served by having such directors participate in the selection of board nominees.

In accordance with the Company’s Bylaws, nominations for the election of directors shall be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days prior to the date of the anniversary of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The above procedures are in addition to the procedures regarding inclusion of stockholder proposals in proxy materials set forth in “Stockholder Proposals” in this Proxy Statement.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. High-level leadership experience in business activities, breadth of knowledge about issues affecting the Company and time available for meetings and consultation on Company matters are among the initial criteria the Nominating Committee looks for in a candidate. Although the Board has not adopted a formal policy relating to Board diversity, the independent directors seek a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. The independent directors, along with the other board members as appropriate, evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information. Consideration is made of a candidate’s ability to complement the existing Board, and the Board’s need for operational, management, financial, technological or other expertise, as well as geographical representation within the Company’s market areas. Other factors, such as a candidate’s race, gender, or national origin, are considered if all other qualifications are met. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at an annual meeting.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following provides certain biographical information with respect to each executive officer of the Company who is not a director.

Deborah M. Evans, 51, has served as Chief Financial Officer of the Company since December 2011. From 2005 until December 2011, Ms. Evans served as Treasurer and Principal Financial and Accounting Officer of the Company. Ms. Evans joined the Bank in 1999 and over the last 14 years has served as Regulatory Accountant, Assistant Cashier, Cashier and Chief Financial Officer at the Bank.

Douglas F. Jenkins, Jr., 54, has served as Executive Vice President of the Bank since December 2011 and Chief Lending Officer since April 2013. Mr. Jenkins was Senior Vice President of the Bank from December 2009 until December 2011 and served as Senior Lending Officer from May 2008 until April 2013. He also served as Retail Delivery Administrator from June 2011 until April 2013. Prior to joining the Bank in 2006 as a Business Development Officer, Mr. Jenkins was a Vice President at SunTrust Bank, where he was a member of its Financial Institutions Group.

DIRECTOR COMPENSATION

As of August 2013, non-employee directors of the Company receive a $7,000 annual retainer, with the exception of the Chairman, who receives a $12,000 annual retainer. Prior to August 2013, non-employee directors of the Company received a $3,500 annual retainer, with the exception of the Chairman, who received an annual retainer of $6,000. They also receive $350 for each meeting of the Company’s Board of Directors attended, and $200 for each committee meeting attended. Randal R. Greene, the Company’s President and Chief Executive Officer, is not compensated for his service on the Boards of the Company and the Subsidiaries. In addition, certain non-employee directors serve as chairpersons on various on Community Boards for the Bank, and receive $50 for each meeting attended.

The Company has a nonqualified Directors Deferred Compensation Plan which allows for the deferral of pre-tax income associated with the payment of cash fees and retainers. Directors may elect to defer all or a portion of their director fees and retainers under this plan. Amounts deferred pursuant to the plan can be invested in various mutual funds, with the portfolio composition up to the discretion of the director. Amounts under the plan will be paid following a distributable event. A distributable event includes termination of service as a director or a specific date without regard to continued service as a director. Distributions can be received either as a lump-sum payment or in substantially equal payments over a period of not more than 20 years.

During 2013, each non-employee director received stock options under the Company’s 2013 Stock Incentive Plan. The Chairman of the Company and the Chairman of the Bank each received options for 5,000 shares of the Company’s common stock and all other directors of the Company received options for 1,000 shares of the Company’s common stock. The per share exercise price for the options is equal to the fair market value of a share of the Company’s common stock on the grant date.

The following table presents compensation information on the non-employee directors of the Company for 2013. Such information includes fees and retainers received for service on the Boards of Directors of the Subsidiaries.

2013 Director Compensation

			Change in
			Pension Value
			and
			Nonqualified
			Deferred
	Fees Earned or	Option	Compensation	All Other
Name	Paid in Cash (1)	Awards (2)	Earnings (3)	Compensation	Total

Robert C. Berry (4)	$6,450	$1,080	—	—	$7,530
Kenneth O. Bransford	21,350	1,080	—	—	22,430
C. Dwight Clarke	13,300	1,080	—	—	14,380
Elizabeth H. Crowther	10,150	1,080	—	—	25,610
Richard A. Farmar, III	23,900	5,400	$21,234	—	50,534
Robert F. Hurliman	25,300	5,400	—	—	30,700
Julien G. Patterson	9,450	1,080	—	—	10,530

(1)	Includes fees and retainers earned and deferred under the Directors Deferred Compensation Plan previously described.
(2)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. Assumptions used to calculate the value can be found in Note 18 in the Notes to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
(3)	Consists of investment gains and losses under the Directors Deferred Compensation Plan.
(4)	Mr. Berry retired from the Company’s Board at the 2013 Annual Meeting in accordance with the Company’s Bylaws but remained on the Board of Directors of Bay Trust Company throughout 2013.

COMMON STOCK OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides, as of March 18, 2014, certain information with respect to the beneficial ownership of the Company’s common stock for (i) the directors and director nominees of the Company, (ii) each executive officer named in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement, (iii) all directors, director nominees and executive officers of the Company as a group, and (iv) each stockholder known by the Company to own beneficially more than 5% of the Company’s common stock.

	Amount and Nature of		Percent
Name	Beneficial Ownership (1)		of Class

Named Executive Officers and Directors:
Kenneth O. Bransford, Jr	27,081	(2)(3)	*
C. Dwight Clarke	10,086	(3)	*
Elizabeth H. Crowther	1,600	(3)	*
Deborah M. Evans	28,986	(3)	*
Richard A. Farmar, III	59,197	(2)(3)	1.2%
Randal R. Greene	58,430	(3)	1.2%
Robert F. Hurliman	31,031	(3)	*
Douglas F. Jenkins	37,249	(3)	*
Julien G. Patterson	298,373	(2)(3)	6.2%
All directors, director nominees and executive officers as a group (9 persons)	552,033	(2)(4)	11.3%

Other 5% Stockholders:
Entities and persons affiliated with Sandler O’Neill Asset Management, LLC	476,200	(5)	9.9%

Stanley Woodward, Jr. Marie José B. Woodward	352,948	(6)	7.3%

*	Represents less than 1% of Company common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Bransford, 1,979 shares; Mr. Farmar, 5,254 shares; and Mr. Patterson, 258,824 shares. With respect to Mr. Patterson, the 258,824 shares are held by the Revocable Trust of Julien G. Patterson dated January 24, 2003, of which his spouse is co-trustee. The address for the trust is Julien G. Patterson and Terri J. Wesselman, Co-Trustees, 10009 Magnolia Bend, Bonita Springs, Florida 34135.
(3)	Includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s equity compensation plans as follows: Mr. Bransford, 1,000 shares; Mr. Clarke, 3,643 shares; Dr. Crowther, 1,000 shares; Ms. Evans, 15,459 shares; Mr. Farmar, 9,266 shares; Mr. Greene, 20,000 shares; Mr. Hurliman, 7,643 shares; Mr. Jenkins, 15,114 shares; and Mr. Patterson, 2,561 shares.
(4)	Includes 74,686 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s equity compensation plans, and 3,101 shares held in the Company’s Employee Stock Ownership Plan.

(footnotes continued on the next page)

(footnotes continued from previous page)

(5)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013 by (i) Sandler O’Neill Asset Management, LLC (“SOAM”), (ii) SOAM Holdings, LLC (“Holdings”), (iii) Malta Hedge Fund II, L.P. (“MHFII”) and (iv) Terry Maltese, Managing Member of SOAM and Holdings. Pursuant to the Schedule 13G, as of December 31, 2012 (i) MHFII beneficially owned 304,200 shares of Company common stock, constituting approximately 6.32% of the shares outstanding; (ii) Holdings owned directly no shares of common stock but by reason of its position as general partner of certain partnerships, Holdings may be deemed to beneficially own the 363,800 shares of common stock, which are held by such partnerships, constituting approximately 7.56% of the shares outstanding; (iii) SOAM owned directly no shares of common stock but by reason of its position as investment advisor, SOAM may be deemed to beneficially own the 476,200 shares of common stock, which are held of record by clients of SOAM, constituting approximately 9.90% of the shares outstanding; and (iv) Mr. Maltese directly owned no shares of common stock but by reason of his position as Managing Member of SOAM, Mr. Maltese may be deemed to beneficially own 476,200 shares of common stock, constituting approximately 9.90% of the shares outstanding. The address of the principal offices of each of SOAM, Holdings and MHFII, and the business address of Mr. Maltese, is Sandler O’Neill Asset Management LLC, 150 East 52nd Street, 30th Floor, New York, New York 10022.
(6)	This information is based on a Schedule 13D filed with the Securities and Exchange Commission on January 10, 2013 by Stanley Woodward, Jr. and Marie José B. Woodward. Pursuant to the Schedule 13D, as of December 31, 2012 Mr. Woodward beneficially owned 282,356 shares of Company common stock through a revocable trust, constituting approximately 5.90% of the shares outstanding, and 70,592 shares of Company common stock due to his joint ownership of the shares with Mrs. Woodward, constituting approximately 1.50% of the shares outstanding; and (ii) Mrs. Woodward beneficially owned 70,592 shares of Company common stock due to her joint ownership of the shares with Mr. Woodward, constituting approximately 1.50% of the shares outstanding. The address of Mr. and Mrs. Woodward is 1699 Colle Lane, Charlottesville, Virginia 22902.

EXECUTIVE COMPENSATION

The following table provides information on the total compensation paid to or earned by the Company’s executive officers for the years indicated below (the “named executive officers”). No other executive officers of the Company earned over $100,000 in total compensation in 2013. No officer receives compensation from the Company, and all compensation is paid through the Subsidiaries.

Summary Compensation Table

	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Nonequity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferral Compensation Earnings (3)	All Other Compensation		Total

Randal R. Greene President & CEO	2013	$250,379	$—	$—	$—	$39,063	$519	$41,949	(4)(5)	$331,910
	2012	232,320	57,500	15,750	16,200	—	24,802	2,901		333,273

Douglas F. Jenkins, Jr. Executive Vice President	2013	$145,231	$—	$—	$—	$13,050	$1,526	$4,372	(4)(5)	$164,179
	2012	130,580	—	10,500	10,800	—	10,353	3,790		155,223

Deborah M. Evans Senior Vice President & CFO	2013	$114,420	$—	$—	$—	$8,625	$1,719	$3,724	(4)	$128,488
	2012	90,387	—	10,500	10,800	—	8,686	2,980		112,553

(1)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. Assumptions used to calculate the value can be found in Note 18 in the Notes to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	Consists of cash bonus payment made to the officer on February 13, 2014 under the Company’s annual incentive plan for 2013 performance.
(3)	Amounts shown reflect the change in cash value of the executive’s pension plan account and/or the change in the actuarial fair value of the executive’s deferred compensation under the executive’s deferred compensation plan account, and consists of: (i) for Mr. Greene, $424 accrued on his behalf under the pension plan and $95 under the deferred compensation plan; (ii) for Mr. Jenkins, $1,526 accrued on his behalf under the pension plan; and (iii) for Ms. Evans, $1,719 accrued on her behalf under the pension plan. See “Benefit Plans – Pension Plan” and “Benefit Plans – Deferred Compensation Plan” below.
(4)	Consists of: (i) for Mr. Greene, $4,983 accrued on his behalf under the 401(k) Plan, $778 accrued on his behalf for life insurance, and $35,000 paid on his behalf for relocation expenses; (ii) for Mr. Jenkins, $3,501 accrued on his behalf under the 401(k) Plan and $457 accrued on his behalf for life insurance; and (iii) for Ms. Evans, $3,418 accrued on her behalf under the 401(k) Plan and $306 accrued on her behalf for life insurance.
(5)	Perquisites included the use of a Company-owned vehicle for Messrs. Greene and Jenkins. The aggregate incremental cost to the Company for all other perquisites was less than $10,000 and therefore is not included here.

Executive Compensation Overview

In June 2013, after thorough discussion, the Compensation Committee approved and recommended, and the Board adopted, a Compensation Committee Charter to codify the organization and responsibilities of the Compensation Committee. In addition, the Compensation Committee adopted an “Executive Compensation Philosophy and Strategy” statement that describes generally the approach the Company will use in compensating its executive officers. That statement provides, in general, as follows:

“As part of our mission to provide outstanding banking service to our community and to provide an excellent return to our stockholders, we provide a comprehensive total compensation program that allows the Company to attract, retain and reward skilled and motivated key executives who are essential to our business plan.

We intend to have a total compensation program that is generally consistent with our identified industry peers and is designed to reward key executives for achieving operational and financial goals with a view to long term success and rewards for our shareholders.

At the discretion of the Compensation Committee and, where appropriate, the Board of Directors,:

•	Our executive compensation programs may be benchmarked to an industry-specific peer group of financial services organizations in Virginia and, where appropriate, to standardized financial services survey data. Compensation comparability may be determined using, among other criteria, asset size, earnings, location, organizational structure, number of employees, market capitalization and service offerings.

•	Our annual incentive plan(s) should provide each participant with target incentive awards that generally track short-term individual goals, as well as performance results for the Company.

•	We believe that meaningful equity participation in the Company by key executives helps align their interests with those of other shareholders. When appropriate, key executives may be eligible to participate in the Company’s long- term equity program. Among other things, company and individual performance may be considered when determining the size, frequency and vesting of stock grants. Grants may be in the form of options, stock or units.

•	When appropriate, executives may be selected to participate in the Company’s supplemental and/or perquisite programs. Among other things, consideration may be dependent on comparable data, retention value of the executive and cost to the Company.

•	Contractual arrangements between the Company and individual executives may be provided at the discretion of the Compensation Committee.

•	The Compensation Committee is charged with creating an equitable compensation program that is in the best interests of shareholders and aligns executive compensation opportunity to the short- and long-term financial success of the Company.”

The Compensation Committee considers the results of the stockholder advisory say-on-pay vote in its deliberations regarding compensation of the named executive officers. At the 2013 Annual Meeting, the Company provided stockholders with an advisory vote on executive compensation. The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s 2013 Annual Meeting proxy statement. The vote was 3,053,657 shares “For” (96.8% of the shares voted) and 101,119 shares “Against” (3.2% of the shares voted).

The Compensation Committee took into account the result of the stockholder vote in determining executive compensation policies and decisions since the 2013 Annual Meeting. The Compensation Committee viewed the vote as an expression of the stockholders’ overall satisfaction with the Company’s executive compensation programs. While the Compensation Committee considered this stockholder satisfaction in determining to continue, in general, the Company’s executive compensation programs for 2014, decisions regarding incremental changes in individual and plan compensation were made as described below.

Elements of Compensation

For 2013, the principal components of compensation for the Company’s executive officers were:

•	base salary; and

•	performance-based short-term incentive compensation in the form of cash.

For 2014, the following additional component may be included:

•	long-term incentive compensation in the form of time-based restricted stock and performance-based shares.

These and other elements of compensation are described below and are detailed in the Summary Compensation Table.

Review of Compensation

As provided in the “Executive Compensation Philosophy and Strategy” statement, in 2013 the Compensation Committee identified a peer group of 13 Virginia banks and bank holding companies for use in benchmarking. The Company’s compensation consultant, the Titan Group, prepared an executive compensation analysis comparing the Company’s practices (and company performance) to those institutions in the peer group as a reference for the Compensation Committee when setting compensation. The elements of compensation described above were derived from this analysis.

The Compensation Committee reviews the compensation for the President and Chief Executive Officer on an annual basis, taking into account, among other things, the Executive Compensation Philosophy and Strategy, the information it receives from its compensation consultant (including the peer group analysis) and the performance of the Company during the review period. After such review, the Compensation Committee recommends to the full Board of Directors the compensation for the President and Chief Executive Officer for review, discussion, revision if requested, and approval. Compensation for executive officers other than the President and Chief Executive Officer is recommended to the Compensation Committee by the President and Chief Executive Officer on an annual basis. The President and Chief Executive Officer takes into account substantially the same information as the Compensation Committee does when setting the President and Chief Executive Officer’s compensation. The Compensation Committee reviews these recommendations and has the authority to revise the proposed compensation, and approve and finalize such officers’ compensation.

Base Salary

The Company’s executive compensation program has substantially relied on base salary as its primary component. Base salary is paid to recognize the day-to-day duties and responsibilities of the Company’s executive officers. Individual base salary determinations involve consideration of market competitiveness, incumbent qualifications, performance and service longevity. Effective January 1, 2013, the named executive officers received merit increase adjustments. The base salaries for 2013 after these adjustments were:

Randal R. Greene	$250,000
Douglas F. Jenkins, Jr.	$145,000
Deborah M. Evans	$115,000

Short-Term Incentive Compensation

In 2012, no cash bonus program was instituted by the Company for the named executive officers. However, based on a review of the Company’s performance during 2012, the Compensation Committee determined that a discretionary cash bonus of $57,500 to Mr. Greene was appropriate.

For 2013, a short-term performance-based cash incentive plan was approved by the Compensation Committee that established measurable objectives for each of the Company’s executive officers. The categories for measurement under the plan were as follows: Regulatory Compliance, Financial Reporting, Budget Compliance, Asset Growth, Net Income Growth, and Critical Factors, each of which included position-specific objectives. Depending upon the executive officer position, the categories were weighted to reflect the individual executive’s span of responsibility for the Company’s performance. Cash bonus opportunities, expressed as a percentage of annual salary, for the executive officers ranged from 25% (Mr. Greene) to 15% (Mr. Jenkins) to 10% (Ms. Evans). The Compensation Committee met on February 13, 2014 and reviewed 2013 performance against targeted objectives before approving the final amount of the bonuses. For 2013, Mr. Greene received $39,063, Mr. Jenkins received $13,050 and Ms. Evans received $8,625.

Long-Term Incentive Compensation

In December 2013, the Compensation Committee reviewed with the Company’s compensation consultant a long-term equity incentive plan to reward key executives for achieving long-term objectives that enhance shareholder value. Under the plan, awards of restricted stock can be made by the Compensation Committee to executive officers. The Compensation Committee has recommended the plan to the full Board for approval and, as of the date of this Proxy Statement, the Board is reviewing the structure of the plan and criteria to be taken into consideration to make stock awards. Accordingly, no awards under the plan have been made to date.

Equity Compensation Plans

The Company’s current equity compensation plan, the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan (“2013 Plan”), was adopted by the Board of Directors on February 21, 2013 and was approved by stockholders on May 20, 2013 at the Company’s 2013 annual meeting. The 2013 Plan makes available up to 385,000 shares of common stock for granting stock options in the form of incentive stock options and non-statutory stock options, restricted stock awards and other stock-based awards to employees and directors of the Company and the Subsidiaries. The 2013 Plan superseded and replaced the Company’s 2003 Incentive Stock Option Plan and 2008 Non-Employee Directors Stock Option Plan.

The purpose of the 2013 Plan is to further the long-term stability and financial success of the Company by attracting and retaining employees and directors through the use of stock incentives. The Company believes that ownership of its common stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business, and will further the identification of those persons’ interests with the interests of the Company’s stockholders.

The 2013 Plan is administered by the Compensation Committee, which has the power to select plan participants and to grant stock options, restricted stock awards and other-stock based awards on terms the Compensation Committee considers appropriate. In addition, the Compensation Committee has the authority to interpret the plan, to adopt, amend, or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

Under the 2013 Plan, of the 385,000 shares authorized, 385,000 were available for granting purposes as of December 31, 2013. Although the Company’s former stock option plans have expired, option grants for 191,002 shares are still available for exercise.

The following table presents certain information on the unexercised stock options and restricted stock held by the named executive officers as of December 31, 2013.

Outstanding Equity Awards at Fiscal Year End

		Option Awards					Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market
									Plan	or Payout
				Equity					Awards:	Value of
				Incentive					Number of	Unearned
				Plan Awards:				Market	Unearned	Shares,
		Number of	Number of	Number of			Number of	Value of	Shares,	Units or
		Securities	Securities	Securities			Shares or	Shares or	Units or	Other
		Underlying	Underlying	Underlying			Units of	Units of	Other	Rights
		Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights	That
	Year of	Options)	Options	Unearned	Exercise	Expiration	Have Not	Have Not	That Have	Have Not
Name	Award	Exercisable (1)	Unexercisable	Options	Price	Date	Vested	Vested (1)	Not Vested	Vested (1)

Randal R. Greene	2013	15,000	—	—	$5.25	2/21/2023	—	—	—	—
	2012	—	—	—	—	—	—	—	—	—
	2011	5,000	—	—	3.20	10/6/2021	—	—	—	—

Douglas F. Jenkins, Jr.	2013	10,000	—	—	$5.25	2/24/2023	—	—	—	—
	2012	—	—	—	—	—	—	—	—	—
	2011	2,000	—	—	4.85	3/22/2021	—	—	—	—
	2010	1,014	—	—	5.43	6/3/2020	—	—	—	—
	2009	487	—	—	7.40	4/29/2019	—	—	—	—
	2008	730	—	—	11.09	4/8/2018	—	—	—	—
	2007	610	—	—	13.87	4/10/2017	—	—	—	—
	2006	273	—	—	12.39	4/11/2016	—	—	—	—

Deborah M. Evans	2013	10,000	—	—	$5.25	2/24/2023	—	—	—	—
	2012	—	—	—	—	—	—	—	—	—
	2011	2,000	—	—	4.85	3/22/2021	—	—	—	—
	2010	858	—	—	5.43	6/3/2020	—	—	—	—
	2008	913	—	—	11.09	4/8/2018	—	—	—	—
	2007	649	—	—	13.87	4/10/2017	—	—	—	—
	2006	454	—	—	12.39	4/11/2016	—	—	—	—
	2005	304	—	—	14.75	4/19/2015	—	—	—	—
	2004	159	—	—	14.75	4/20/2014	—	—	—	—

(1)	All stock options have vested and are exercisable.

Employment Agreement and Change in Control Arrangements

Randal R. Greene. On October 6, 2011, the Company, the Bank and Randal R. Greene entered into an employment agreement (the “Employment Agreement”) setting forth the terms and conditions of his employment as President and Chief Executive Officer of the Company and the Bank. The term of the Employment Agreement began on October 6, 2011 and will continue until October 6, 2014. The Employment Agreement will automatically renew for successive one-year terms after October 6, 2014, unless either party notifies the other of its intention not to renew.

Pursuant to the terms of the Employment Agreement, Mr. Greene is paid an annual base salary of at least $230,000, which amount may be increased at the discretion of the Company’s Board of Directors. Mr. Greene also received 5,000 shares of the Company’s common stock in a stock award, an incentive stock option covering 5,000 shares of the Company’s common stock and a one-time cash bonus payment of $25,000 in connection with his entering into the Employment Agreement. The option immediately vested in full and was issued pursuant to the Company’s 2003 Stock Incentive Plan. Mr. Greene also was entitled to a relocation allowance of $35,000 in total for 2011 and 2012 to reimburse his reasonable relocation expenses. The Company provides Mr. Greene with the use of a Bank-owned car and pays his membership dues and monthly fees at a country club during the term of the Employment Agreement.

Mr. Greene is entitled to participate in the Bank’s long-term and short-term incentive plans. Pursuant to the Employment Agreement, his incentive compensation is based upon goals established by Mr. Greene and the Bank’s Compensation Committee or its Board of Directors and will be subject to an annual maximum of 25% of his annual base salary. Mr. Greene is also entitled to participate in all of the Company’s and the Bank’s employee benefit plans and programs for which he is eligible. Any incentive-based compensation or award to which Mr. Greene is entitled is subject to clawback by the Company and the Bank as required by applicable federal law.

Pursuant to the Employment Agreement, Mr. Greene will be entitled to receive certain severance payments as discussed below, in the event of a termination of employment under certain circumstances. If the Company and the Bank terminate Mr. Greene’s employment without “Cause,” or Mr. Greene terminates his employment with “Good Reason” (as such terms are defined in the Employment Agreement), in a non-change of control context, the Company will be obligated to pay Mr. Greene the greater of (i) a monthly amount equal to one-twelfth of his annual base salary in each month for the remainder of the term of the Employment Agreement, or (ii) a monthly amount equal to one-twelfth of his annual base salary for a period of six months. Under such circumstances, Mr. Greene will also be entitled to any bonus or short-term incentive compensation earned but not yet paid, and, if he elects coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), the continuance of his current benefits under group health and dental plans, provided that such benefits will not extend beyond the 18-month period permitted by COBRA.

If within one year of a change of control of the Company, Mr. Greene’s employment is terminated (i) by the Company and the Bank without Cause, or (ii) by Mr. Greene for Good Reason, he will be entitled to a lump sum cash payment equal to the excess, if any, of 2.99 times Mr. Greene’s annualized includable compensation for the base period (as such phrase is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) over the total amount due Mr. Greene under other termination provisions of the Employment Agreement.

Mr. Greene will be subject, in certain circumstances, to non-competition and non-solicitation restrictions for a period of 24 months following the termination of his employment.

Douglas F. Jenkins, Jr. and Deborah M. Evans. On January 10, 2014, the Company entered into separate management continuity agreements with Douglas F. Jenkins, Jr., a Vice President of the Company, and Deborah M. Evans, the Company’s Chief Financial Officer, which become effective upon a “change in control” of the Company (as defined in the agreements). Under the terms of these agreements, the Company or its successor agrees to continue to employ each officer for a term of one year after the date of a change in control of the Company. During the one-year term after a change in control, each officer will retain commensurate authority, duties and responsibilities, and compensation benefits. The officer will receive (i) an annual base salary at least equal to the annual base salary paid in the immediate 12-month period prior to the change in control, (ii) a bonus at least equal to the average bonus paid to the officer in the two years prior to the change in control, and (iii) employee welfare benefits similar to that in place prior to the change in control.

If the officer’s employment is terminated during the one-year term after a change in control other than for “cause” or “disability” (as defined in the agreements), or if the officer should terminate employment because (i) a material term of the contract is breached by the Company or its successor, or (ii) there has been a material reduction in the officer’s duties or authority, the officer will be entitled to (x) a lump sum payment, in cash, within 45 days after the date of termination, in an amount equal to 1.00 times the sum of

(a) the officer’s annual base salary and (b) the highest bonus paid to the officer for the two most recent years, and (y) the continuance of all employee welfare benefit plans for a period of 12 months after the termination date. The agreements also contain a “clawback” provision whereby any incentive based compensation or award received by the officer is subject to clawback by the Company or its successor as required by applicable law or stock exchange listing requirement and on such basis as the Board of Directors of the Company determines, with a look-back period of no more than three years, unless required by applicable law or stock exchange listing requirement.

Benefit Plans

Pension Plan. The Company has a non-contributory cash balance pension plan, which covers substantially all salaried employees who have reached the age of 21. Under this cash balance plan, the account balance for each participant grew each year with annual pay credits based on age and years of service and monthly interest credits based on an amount established each year by the Board of Directors, subject to a minimum of 3% per the Internal Revenue Code. Pursuant to the terms of the cash balance pension plan, employees are 100% vested after three years of service. Once vested, the accumulated cash balance is available to the participant upon retirement, death or other termination of employment and is payable in various forms at the election of the participant, including as a lump sum. Effective December 31, 2012, this plan was frozen. Subsequently, annual pay credits were discontinued, but each participant’s account balance will continue to grow based on monthly interest credits.

At December 31, 2013, the lump sum value of accrued benefit in this plan was $14,363 for Mr. Greene, $58,229 for Ms. Evans and $51,709 for Mr. Jenkins.

401(k) Plan. The Company has a contributory 401(k) plan. All salaried employees of Subsidiaries are eligible to participate after having worked six months consecutively and there is no age requirement. Participants may elect to defer between 1% and 15% of their base compensation, which will be contributed to the plan, providing the amount deferred does not exceed the federal dollar maximum election deferral for each year. The Subsidiaries match 100% up to a 2% deferral, then 25% on deferrals between 2% and 6% of salary. Under the plan, an employee is vested in the matched portion of the contribution by 20% after two years and 20% each year thereafter for the next four years of service. If an employee leaves prior to the initial two-year period, he or she forfeits any accrued match contribution.

Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment. The plan permits certain in-service withdrawals. Normal retirement age is considered 65; early retirement is considered at 55 with 10 years of vested service; disability retirement has no age requirements but a service requirement of 10 years of vested service.

Employee Stock Ownership Plan. The ESOP is a non-contributory plan supported by annual contributions made at the discretion of the Company’s Board of Directors. The ESOP is a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code and an employee stock ownership plan under Section 4975(E)(7) of the Internal Revenue Code. Trustees and an administrative committee as appointed by the Chairman of Company’s Board of Directors for the exclusive benefit of participants administer the ESOP. The ESOP is eligible to each Bank and Trust Company employee over the age of 21 and credited with at least 1,000 hours of service for the plan year.

Deferred Compensation Plan. The named executive officers, in addition to certain other eligible executive officers, are entitled to participate in the Bay Banks of Virginia, Inc. Executive Deferred Compensation Plan. Pursuant to the nonqualified plan, eligible executive officers can defer up to 100% of base salary and/or bonus on an annual basis.

Amounts deferred pursuant to the plan can be invested in the Company’s common stock and various mutual funds, with the portfolio composition up to the discretion of the executive officer. Although the Company does not make matching contributions to the plan, it may elect to make contributions approved by the Compensation Committee and/or Board of Directors. The Company did not make any discretionary contributions to the plan in 2013.

Amounts under the plan will be paid following a distributable event. A distributable event includes a specific date, termination of employment with the Company, retirement or a date based on the later of a combination of these dates. Distributions can be received either as a lump-sum payment or in substantially equal payments over a period of not more than 20 years.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Bay Banks of Virginia, Inc. oversees the Company’s financial reporting process on behalf of the Board of Directors of the Company. The Audit Committee is elected by the Board of Directors of the Company. All members of the Audit Committee are independent of management. The Audit Committee operates under a written charter adopted by the Board of Directors and the Audit Committee.

While management has the primary responsibility for the quality and integrity of the Company’s financial statements and reporting processes, the Audit Committee provides assistance to management in fulfilling this responsibility. In its oversight responsibilities, the Audit Committee reviewed with management and the independent registered public accounting firm the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2013, and discussed the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements.

In addition, the Audit Committee obtained from the Company’s independent registered public accounting firm a formal written statement discussing any disclosed relationship or service which may impact the objectivity and independence of the independent registered public accounting firm, as required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The committee also discussed with the independent registered public accounting firm all communications required by Public Company Accounting Oversight Auditing Standard No. 16 “Communications with Audit Committees”.

The Audit Committee also monitored the internal audit functions of the Company including the independence and authority of its reporting obligation, the proposed audit plan for the coming year, and the adequacy of management response to internal audit findings and recommendations.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Audit Committee Bay Banks of Virginia, Inc.

Robert F. Hurliman, Chair C. Dwight Clarke Richard A. Farmar, III

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On May 20, 2013, the Audit Committee approved the selection of Dixon Hughes Goodman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. On May 20, 2013, the Company notified Yount, Hyde & Barbour, P.C. (“YHB”) that it had been dismissed as the Company’s independent registered public accounting firm effective as of such date. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee.

YHB performed audits of the consolidated financial statements of the Company for the years ended December 31, 2012 and 2011. The audit reports of YHB on the consolidated financial statements of the Company as of and for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2012 and 2011 and from January 1, 2013 through May 20, 2013, (i) there were no disagreements with YHB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to YHB’s satisfaction, would have caused YHB to make reference in connection to their opinion to the subject matter of the disagreement and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

YHB has furnished a letter to the Securities and Exchange Commission dated May 24, 2013 stating that it agrees with the above statements.

During the two fiscal years ended December 31, 2012 and 2011 and from January 1, 2013 through May 20, 2013, neither the Company nor anyone on its behalf consulted Dixon Hughes Goodman LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Dixon Hughes Goodman LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. During the two fiscal years ended December 31, 2012 and 2011 and from January 1, 2013 through May 20, 2013, neither the Company nor anyone on its behalf consulted Dixon Hughes Goodman LLP regarding any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

On May 24, 2013, the Company filed a Current Report on Form 8-K with respect to the above-referenced change in independent registered public accountants.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Dixon Hughes Goodman LLP audited the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and reviewed the Company’s quarterly reports on Form 10-Q during 2013 other than for the first quarter of 2013. Yount, Hyde and Barbour, P.C. audited the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and reviewed the Company’s quarterly reports on Form 10-Q during 2012 and for the first quarter of 2013.

The following table presents aggregate fees paid or to be paid by the Company and the Bank for professional services rendered by YHB and Dixon Hughes Goodman LLP. Audit fees include audit and review services, consents and review of documents filed with the Securities and Exchange Commission.

Audit-related fees consist of research and consultation concerning financial accounting and reporting standards and audits of the Company’s benefit plans. Tax fees include preparation of federal and state tax returns and consultation regarding tax compliance issues.

Fees to Dixon Hughes Goodman LLP in 2013

Fiscal 2013

Audit Fees	$109,119
Audit-related Fees	19,000
Tax Fees	700

Total Fees	$128,619

Fees to Yount, Hyde and Barbour, P.C. in 2013 and 2012

	Fiscal 2013	Fiscal 2012

Audit Fees	$9,790	$83,500
Audit-related Fees	2,500	15,700
Tax Fees	—	5,100

Total Fees	$12,290	$104,300

The Audit Committee pre-approves all audit, audit related and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement.

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC regulations, the Company is providing stockholders with an advisory (non-binding) vote on the compensation of the named executive officers as disclosed in this Proxy Statement. Such a proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s executive compensation programs and policies. At the Company’s 2013 Annual Meeting, the stockholders voted in favor of having an advisory (non-binding) vote on executive compensation every year. Accordingly, stockholders may vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section of the Company’s 2014 Proxy Statement, including the compensation tables and related narrative disclosure in the 2014 Proxy Statement.”

The Company believes its compensation programs and policies are strongly aligned with the long-term interests of its stockholders. Because this vote is advisory, it will not be binding upon the Company’s Board of Directors or the Compensation Committee. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors unanimously recommends that you vote for the approval, on an advisory basis, of Company’s executive compensation programs and policies, by voting FOR the approval of the above resolution.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Some of the Company’s directors, executive officers and members of their immediate families, and corporations, partnerships and other entities, of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and loan commitments to them were originated in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, other than as set forth below, do not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

On November 1, 2013, the Company purchased from Randal R. Greene, President, Chief Executive Officer and a director of the Company, a residential property in Johnson City, Tennessee for $771,000. The purchase price was based on two fair market appraisals obtained by the Company from independent third-party real estate appraisal firms. The property was formerly the primary residence of Mr. Greene. After such transaction, Mr. Greene used the funds received to assist in paying off the outstanding indebtedness under a mortgage loan with respect to such residence, allowing him to obtain mortgage financing to purchase his new primary residence in the Company’s market area.

During 2013, the Bank made nonrecurring premium payments totaling $5,000,000 for bank owned life insurance policies which were obtained from Keystone Insurers Group, of which B. H. Baird Insurance Agency (“Baird”) is a member. The Company and the Bank routinely purchase various other insurance policies from Baird. Commissions received by Baird in 2013 with respect to the sale of insurance policies to the Company and its Subsidiaries totaled $84,183. Richard A. Farmar, III, a director of the Company and the Bank, is President and sole owner of Baird.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by its Board of Directors. The Board reviews all proposed related party transactions for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in Company common stock. Based upon a review of filings with the Securities and Exchange Commission and written representation that no other reports were required, the Company believes that all of its directors and executive officers were in compliance with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during 2013.

OTHER MATTERS

General

Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

Bylaw Amendments

On March 28, 2014, the Company’s Board of Directors, acting pursuant to the authority granted to it by Article VIII of the Company’s Bylaws and the Code of Virginia, approved amendments to Article III, Section 2, Eligibility and Article VI, Section 2, Chairman of the Board, of the Bylaws. The amendments were reported by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2014. The amendments are also being reported to the stockholders in this Proxy Statement pursuant to Article VIII of the Bylaws.

Article III, Section 2, Eligibility, of the Bylaws was amended in its entirety as follows:

“Section 2. Eligibility. Only stockholders may be elected directors. All directors who have been properly nominated and elected by the stockholders shall have the opportunity to serve as a director; however, such director agrees that he or she shall tender his or her letter of resignation as a director of the Corporation at the annual meeting of stockholders in the year in which he or she attains the age of 72. Non-compliance with the resignation requirement with respect to attaining the age of 72 set forth in this bylaw shall constitute “cause” for the purposes of a removal of director.”

Before the amendment, the section read as follows:

“Section 2. Eligibility. No person shall be eligible for election as director if he or she will attain the age of seventy-two (72) years prior to the last year of his or her term. Only stockholders may be elected directors.”

Article VI, Section 2, Chairman of the Board, of the Bylaws was amended in its entirety as follows:

“Section 2. Chairman of the Board. The Chairman of the Board shall be an ex-officio member of all committees of the Board and shall preside at all meetings of the stockholders and the Board of Directors, and the Executive Committee, if any. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President. Notwithstanding the provisions of Article III, Section 2, in the case of an emergency and for business continuity of the Corporation, the Chairman of the Board of Directors shall have the ability to serve for one (1) additional year past age 72 upon a majority vote of the Corporation’s Board of Directors.”

Before the amendment, the section read as follows:

“Section 2. Chairman of the Board. The Chairman of the Board shall be an ex-officio member of all committees of the Board and shall preside at all meetings of the stockholders and the Board of Directors, and the Executive Committee, if any. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President.”

STOCKHOLDER PROPOSALS

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business (including stockholder nominations of director candidates) to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary of the Company no later than 120 days before the anniversary date of the immediately preceding annual meeting. As to each matter, the notice must comply with certain informational requirements set forth in the Bylaws. These requirements are separate and apart from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in the Company’s proxy materials. To be considered for inclusion in the Company’s proxy materials relating to the 2015 Annual Meeting of Stockholders pursuant to applicable Securities and Exchange Commission rules, the Secretary of the Company must receive stockholder proposals no later than December 12, 2014. Stockholder proposals should be addressed to Corporate Secretary, Pamela A. Varnier, Bay Banks of Virginia, Inc., 100 S. Main Street, P.O. Box 1869, Kilmarnock, Virginia 22482.

Stockholder Communication

Bay Banks of Virginia has a process whereby stockholders can contact the Company’s directorship. Corporate stockholder contact information is available on the Company website at www.baybanks.com.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, excluding exhibits, as filed with the Securities and Exchange Commission can be obtained without charge by writing to Randal R. Greene, President and Chief Executive Officer, Bay Banks of Virginia, Inc., 100 South Main Street, P. O. Box 1869, Kilmarnock, Virginia 22482. This information may also be accessed, without charge, by visiting either the Company’s website at www.baybanks.com or the Securities and Exchange Commission’s website at www.sec.gov.

REVOCABLE PROXY BAY BANKS OF VIRGINIA, INC.

This Proxy is solicited on behalf of
the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Robert F. Hurliman and Julien G. Patterson, or either of them, as proxies with full power of substitution to represent the undersigned and vote, as designated below, all the shares of common stock of Bay Banks of Virginia, Inc. held of record by the undersigned on March 18, 2014, at the Annual Meeting of Stockholders to be held on May 19, 2014, at 5:00 p.m. at the Main Office of the Bank of Lancaster located in Kilmarnock, Virginia, or any adjournment thereof, on each of the matters set forth on the reverse side.

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

IMPORTANT ANNUAL MEETING INFORMATION
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 19, 2014: A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials, consisting of the Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended December 31, 2013, may be viewed at http://www.baybanks.com.	Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	Withhold	For All Except			For	Against	Abstain

1.	To elect two (2) Class I directors to serve three-year terms:	☐	☐	☐	2.	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation as described in the Company’s 2014 proxy statement; and	☐	☐	☐
	Class I: Richard A. Farmer, III
	Randal R. Greene
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.					3.	To transact such other business as may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.

  This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the listed nominees in proposal 1 and “FOR” proposal 2. All joint owners MUST sign.

					Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.
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